Exhibit 10.19

NEW MELITA TOPCO LTD.

2003 SHARE PURCHASE AND OPTION PLAN

1. Purpose of Plan. This 2003 Share Purchase and Option Plan (the “Plan”) of New Melita Topco Ltd., a company formed under the laws of the Cayman Islands (the “Company”), is designed to provide incentives to such present and future employees, directors, officers, consultants or advisors of the Company or its subsidiaries (“Participants”), as may be selected in the sole discretion of the Committee, through the grant of Options by the Company to Participants or through the sale of Ordinary Shares to Participants. Only those Participants who are employees of the Company or its Subsidiaries shall be eligible to receive incentive stock options within the meaning of Section 422 of the Code. This Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act of 1933, as amended, and, unless and until the Company’s Ordinary Shares are publicly traded, the issuance of options to purchase Ordinary Shares pursuant to the Plan, the issuance of Ordinary Shares pursuant to such options and the issuance of any other Ordinary Shares pursuant to this Plan are, to the extent permitted by applicable federal securities laws, intended to qualify for the exemption from registration under Rule 701 of the Securities Act.

2. Definitions. Certain terms used in this Plan have the meanings set forth below:

“Board” means the Company’s board of directors.

“Cause” shall have the meaning ascribed to such term in any written employment agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, shall mean (i) the commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers, suppliers or other material business relations, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board or its designees, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) any other material breach of (A) any written agreement between the Company and such Participant evidencing the grant of any Option or the issuance of any shares of Ordinary Shares or (B) any written agreement governing the employment relationship between such Participant and the Company or any Subsidiary of the Company or (vi) failure to comply in any material respect (including, without limitation, the making of any certifications required thereunder) with applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act of 2002, as amended, or any of the rules or regulations promulgated under any of the foregoing laws.

“Class A-1 Shares” means the Company’s Class A-1 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class A-2 Shares” means the Company’s Class A-2 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class B-1 Shares” means the Company’s Class B-1 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class B-2 Shares” means the Company’s Class B-2 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class C-1 Shares” means the Company’s Class C-1 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class C-2 Shares” means the Company’s Class C-2 Non-Voting Ordinary Shares, par value $.00001 per share.

“Class L Shares” means the Company’s Class L Ordinary Shares, par value $.00001 per share.

“Class L Non-Voting Shares” means the Company’s Class L Non-Voting Ordinary Shares, par value $.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be amended from time to time.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder shall be deemed to refer to the Board.

“Competitive Activity” shall have the meaning ascribed to “Competitive Business” in any written employment agreement between the Company or any Subsidiary of the Company and such Participant, or in the absence of any such written agreement, means, during the term of any Participant’s employment with the Company or any of its Subsidiaries and during the one year period immediately following such Participant’s Termination Date, directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for or in any manner engaging in any business anywhere in the world competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on such Participant’s Termination Date; provided that the passive ownership of not more than 5% of the outstanding shares of any class of a corporation which is publicly traded will not be deemed to be a Competitive Activity, so long as such Participant has no active participation in the business of such corporation.

“Effective Date” means May 15, 2003.

“Employee Shares” means collectively, the Option Shares and the Purchased Shares.

“Fair Market Value” of an Employee Share means the fair market value thereof as determined in good faith by the Committee or, in the absence of the Committee, by the Board.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 10% of the Company’s Ordinary Shares on a fully diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of the Company’s Ordinary Shares and who is not the spouse or descendant (by birth or adoption) of any such 10% owner of the Company’s Ordinary Shares.

“Investors” means CCG Investments BVI, L.P.; CCG Associates - QP, LLC; CCG Associates - AI, LLC; CCG Investment Fund - AI, L.P.; CCG AV, LLC - Series C; CCG AV, LLC - Series F; Oak Investment Partners IX, Limited Partnership; Oak IX Affiliates Fund, Limited Partnership; Oak IX Affiliates Fund-A, Limited Partnership; Oak Investment Partners X Limited Partnership; Oak X Affiliates Fund, Limited Partnership and any affiliate of any of the foregoing Persons that holds Ordinary Shares, and “Investor” means any of the Investors individually.

“IPO” means an initial public offering and sale of the Company’s Ordinary Shares pursuant to an effective registration statement under the Securities Act.

“Option” means any option enabling the holder thereof to purchase any shares of the Company’s Ordinary Shares granted by the Committee pursuant to the provisions of this Plan. Options to be granted under this Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or in such other form, consistent with this Plan, as the Committee may determine.

“Option Shares” means shares of the Company’s Ordinary Shares acquired pursuant to the exercise of any Option.

“Ordinary Shares” means the Class A-1 Shares, the Class A-2 Shares, the Class B-1 Shares, the Class B-2 Shares, the Class C-1 Shares, the Class C-2 Shares, the Class L Shares and the Class L Non-Voting Shares.

“Original Cost” of each Employee Share will be equal to the price paid therefor (in each case, as proportionally adjusted for all share splits, share dividends and other recapitalizations affecting such ordinary share subsequent to any such purchase).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint share company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Purchased Shares” means any of the Company’s Ordinary Shares purchased by a Participant.

“Sale of the Company” means (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all (as defined under Delaware law) of their assets on a consolidated basis or (ii) any consolidation, merger or reorganization of the Company with or into any other entity or entities as a result of which (A) any person or group other than investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners obtains possession of the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors or (B) investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners cease to own, collectively, at least 20% (by value) of the surviving corporation’s shares of capital stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

“Termination Date” means the first date on which a Participant is no longer employed (or in the case of a Participant who was not an employee, the first date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or its Subsidiaries) by the Company or its Subsidiaries for any reason.

“Termination Event” means the first to occur of (i) any Sale of the Company or (ii) any sale or transfer to any third party of shares of the Company’s capital stock by the holders thereof as a result of which (A) any person or group other than investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners obtains possession of the voting power (under ordinary circumstances) to elect a majority of the board of directors or (B) investment funds managed by Golden Gate Capital and/or investment funds managed by Oak Investment Partners cease to own, collectively, at least 20% (by value) of the Company’s shares of capital stock. “Termination Event” shall include an Approved Sale, as defined in Section 18.

“Unvested Shares” means any Employee Shares which are designated as Unvested Shares in any separate written agreement with respect to Employee Shares between the Company and a Participant.

“Vested Shares” means any Employee Shares which are designated as Vested Shares in any separate written agreement with respect to Employee Shares between the Company and a Participant.

3. Grant of Options. The Committee shall have the right and power to grant to any Participant such Options at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Options granted under this Plan shall be subject to such terms and conditions and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Ordinary Shares pursuant to an Option shall be required to pay in full the acquisition price related thereto.

4. Sale of Ordinary Shares. The Committee shall have the power and authority to sell to any Participant any class of Ordinary Shares at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Ordinary Shares sold under this Plan shall be subject to such terms and evidenced by agreements as shall be determined from time to time by the Committee. Any Participant acquiring Ordinary Shares pursuant to this Plan shall be required to pay in full the purchase price relating thereto.

5. Administration of the Plan. The Committee shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (i) to interpret the terms of this Plan, the terms of any Options granted under this Plan and the rules and procedures established by the Committee governing any such Options and (ii) to determine the rights of any person under this Plan or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Committee. Each action of the Committee shall be binding on all persons.

6. Limitation on the Aggregate Number of Shares of Ordinary Shares. The number of shares of Ordinary Shares issued under this Plan (including the number of shares of Ordinary Shares with respect to which Options may be granted under this Plan (and which may be issued upon the exercise or payment thereof)) shall not exceed, in the aggregate, 10,000,000 Class A-1 Shares, 10,000,000 Class A-2 Shares, 10,000,000 Class B-1 Shares, 10,000,000 Class B-2 Shares, 10,000,000 Class C-1 Shares, 10,000,000 Class C-2 Shares and 10,000,000 Class L Non-Voting Shares (as such numbers are equitably adjusted pursuant to Section 10 hereof).

7. Incentive Stock Options. All Incentive Stock Options (i) shall have an exercise price per Ordinary Share of not less than 100% of the Fair Market Value of such share on the date of grant, (ii) shall not be exercisable more than ten years after the date of grant, (iii) shall not be transferable other than by will or under the laws of descent and distribution and, during the lifetime of the Participant to whom such Incentive Stock Options were granted, may be exercised only by such Participant (or his guardian or legal representative) and (iv) shall be exercisable only during the Participant’s employment by the Company or a Subsidiary, provided, however, that the Committee may, in its discretion, provide at the time that an Incentive Stock Option is granted that such Incentive Stock Option may be exercised for a period ending no later than either (x) the termination of this Plan in the event of the Participant’s death while an employee of the Company or a Subsidiary or (y) the date which is three months after the Termination Date for any other reason. The Committee’s discretion to extend the period during which an Incentive Stock Option is exercisable shall only apply if and to the extent that (i) the Participant was entitled to exercise such option on the date of termination and (ii) such option would not have expired had the Participant continued to be employed by the Company or a Subsidiary. To the extent that the aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year exceeds U.S. $100,000, such options shall be treated as options which are not Incentive Stock Options.

8. Listing, Registration and Compliance with Laws and Regulations. Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any federal, state or foreign securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Ordinary Shares in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained, and the holder of each such Option will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal, state or foreign regulatory requirements to reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Option, so reduce such period on not less than 15 days’ written notice to the holders thereof.

9. Cash Payments Upon Exercise. Options which are not Incentive Stock Options may, in the Committee’s discretion, provide that the holder thereof, as soon as practicable after the exercise of the Options, will receive, in lieu of any issuance of Ordinary Shares, a cash payment in the amount equal to the excess of the Fair Market Value of an Ordinary Share (on the date the holder recognizes taxable income) over the Option’s exercise price multiplied by the number of shares as to which the Option is exercised.

10. Adjustment for Change in Ordinary Shares. In the event of a reorganization, recapitalization, share split, share dividend, combination of shares, merger, consolidation or other change in the Ordinary Shares, the Committee shall make appropriate changes in the number and type of shares authorized by this Plan, the number and type of shares covered by outstanding Options and the prices specified therein.

11. Taxes. The Company shall be entitled, if necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under this Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

12. Termination and Amendment. The Committee at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan, except that it may not, without further approval by the Company’s shareholders, (a) increase the maximum number of shares as to which Options may be granted under this Plan, except pursuant to Section 10 above or (b) extend the term of this Plan; provided that, subject to Section 7 and Section 8 hereof, the Committee may not change any of the terms of (i) a written agreement with respect to an Option between the Company and the holder of such Option (including the terms and conditions of the Plan incorporated therein) without the approval of the holder of such Option or (ii) a written agreement with respect to Ordinary Shares between the Company and the holder of such Ordinary Shares (including the terms and conditions of the Plan incorporated therein) without the approval of such holder of Ordinary Shares. No Options shall be granted or shares of Ordinary Shares issued hereunder after May 14, 2013; provided that, if the term of this Plan is otherwise extended, no Incentive Stock Options shall be granted hereunder after May 14, 2013.

13. Participant Acknowledgments. In connection with the grant of any Option and/or the issuance of any Ordinary Shares pursuant to this Plan, each Participant acknowledges and agrees, that as a condition to any such grant or issuance:

(i) The Company will have no duty or obligation to disclose to any Participant, and no Participant will have any right to be advised of, any material information regarding the Company or its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Employee Shares upon the termination of such Participant’s employment with the Company or its Subsidiaries or as otherwise provided under this Plan or any written agreement evidencing the grant of any Option or the issuance of any Ordinary Shares.

(ii) Neither the grant of any Option, the issuance of any Ordinary Shares nor any provision contained in this Plan or in any written agreement evidencing the grant of any Option or the issuance of any Ordinary Shares shall entitle such Participant to remain in the employment of the Company or its Subsidiaries or affect the right of the Company to terminate any Participant’s employment at any time for any reason.

(iii) Such Participant will have consulted, or will have had an opportunity to consult with, independent legal counsel regarding his or her rights and obligations under this Plan and any written agreement evidencing any grant of any Option or the issuance of any Ordinary Shares and he or she fully understands the terms and conditions contained herein and therein.

(iv) Prior to the purchase of any Ordinary Shares pursuant to this Plan or any written agreement evidencing the purchase of any Ordinary Shares, such Participant will deliver to the Company an executed consent from such Participant’s spouse (if any) in the form of Exhibit 1 attached hereto. If, at any time subsequent to the date such Participant purchases any Ordinary Shares and prior to the occurrence of a Termination Event, such Participant becomes legally married (whether in the first instance or to a different spouse), such Participant shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit 1 attached hereto. Such Participant’s failure to deliver the Company an executed consent in the form of Exhibit 1 at any time when such Participant would otherwise be required to deliver such consent shall constitute such Participant’s continuing representation and warranty that such Participant is not legally married as of such date.

14. Repurchase Option.

(a) Repurchase Option. If a Participant is no longer employed (or in the case of a Participant who was not an employee, the date on which such Participant is no longer acting as a director or officer of, or consultant or advisor to, the Company or any of its Subsidiaries) by the Company or its Subsidiaries for any reason, the Employee Shares (whether held by such Participant or one or more transferees of such Participant, other than the Company or any Investor) will be subject to repurchase by the Investors and the Company (each of the aforementioned solely at their option) pursuant to the terms and conditions set forth in this Section 14 (the “Repurchase Option”).

(b) Repurchase Price. Commencing upon the later of (A) the Termination Date and (B) the 181st day following the acquisition of the Employee Shares subject to such repurchase, the Investors and the Company may elect to repurchase all or any portion of the Employee Shares at a price per share equal to (i) with respect to any Unvested Shares or in the event of such Participant’s resignation, termination for Cause or participation in a Competitive Activity, at the lower of Original Cost or Fair Market Value (as of the Termination Date) and (ii) otherwise, at Fair Market Value (as of the Termination Date). The Investors and the Company, as the case may be, may elect to purchase all or any portion of any Unvested Shares before purchasing any other Employee Shares. In the event any rights pursuant to the Repurchase Option may arise, the Company will promptly notify the Investors thereof.

(c) Repurchase Procedures. Subject to Section 14(b), each Investor may elect to exercise the Repurchase Option to purchase up to its pro rata share (determined based upon the number of Ordinary Shares then held by each such Investor) by delivering written notice (the “Initial Repurchase Notice”) to the holder or holders of the Employee Shares, the Company and the other Investors no later than 60 days after the later of (i) the Termination Date and (ii) the 181st day following the acquisition of the Employee Shares subject to such repurchase. To the extent that any of the Investors do not elect to repurchase their full allotment of Employee Shares no later than the fifth business day following delivery of the first Initial Repurchase Notice delivered by any Investor (and, immediately following the completion of such fifth business day, the Company will notify in writing each of the Investors if any of the Investors have not elected to purchase their full allotment of Employee Shares), the other Investors shall be entitled to purchase all or any portion of the remaining Employee Shares by providing notice (the “Supplemental Repurchase Notice”) to each of the parties receiving the Initial Repurchase Notice within 10 business days following the delivery of the first Initial Repurchase Notice delivered by any Investor; provided that if in the aggregate such Investors elect to purchase more than the remaining available Employee Shares, such remaining available Employee Shares purchased by each Investor will be reduced on a pro rata basis based upon the number of Ordinary Shares then held by each electing Investor. To the extent that, after giving effect to the reoffer pursuant to the immediately preceding sentence, any portion of the Employee Shares are not being repurchased by the Investors, the Company may exercise the Repurchase Option for the remaining Employee Shares by delivering written notice (a “Company Repurchase Notice” and together with the Initial Repurchase Notice and Supplemental Repurchase Notice, a “Repurchase Notice”) to the holder or holders of the applicable Employee Shares within 10 business days of the expiration of the latest period during which the Investors were entitled to deliver Repurchase Notices. Each Repurchase Notice will set forth the number of Employee Shares to be acquired from such holder(s), the aggregate consideration to be paid for such Employee Shares and the time and place for the closing of the transaction. If any Employee Shares are held by any transferees of a Participant, the Investors and the Company, as the case may be, will purchase the shares elected to be purchased from all such holder(s) of Employee Shares, pro rata according to the number of Employee Shares held by each such holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share). If Employee Shares of different classes are to be purchased pursuant to the Repurchase Option and such Employee Shares are held by any transferees of a Participant, the number of shares of each class of Employee Shares to be purchased will be allocated among all such holders, pro rata according to the total number of Employee Shares to be purchased from such Persons.

(d) Closing. The closing of the transactions contemplated by this Section 14 will take place on the date designated in the applicable Repurchase Notice, which date will not be more than 60 days after the delivery of such notice. Each Investor will pay for the Employee Shares to be purchased by it by delivery of a wire transfer to the holder of such Employee Shares. The Company will pay for the Employee Shares to be purchased by it by first offsetting amounts outstanding under any bona fide debts owing by such Participant to the Company or any of its Subsidiaries, now existing or hereinafter arising (irrespective as to whether such amounts are owing by the holder of such Employee Shares), and will pay the remainder of the purchase price by delivery of a wire transfer to the holder of such Employee Shares in the aggregate amount of the purchase price for such shares. Notwithstanding anything to the contrary contained herein, all repurchases of Employee Shares by the Company will be subject to applicable restrictions contained in the corporation law of the Company’s jurisdiction of incorporation and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Employee Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions. The Investors and/or the Company, as the case may be, will receive customary representations and warranties from each seller regarding the sale of the Employee Shares, including, but not limited to, representations that such seller has good and marketable title to the Employee Shares to be transferred free and clear of all liens, claims and other encumbrances.

(e) Termination of Repurchase Option. The provisions of this Section 14 will terminate upon the last to occur of (i) a Termination Event and (ii) with respect to any Employee Shares still subject to vesting as of Termination Event, the lapse of such vesting restrictions.

15. Restrictions on Transfer.

(a) Transfer of Employee Shares. No Participant will sell, transfer, assign, pledge or otherwise transfer any interest in any Employee Shares (whether directly or indirectly, including, without limitation, by transferring Employee Shares to a Permitted Transferee, and subsequently disposing of an interest in such Permitted Transferee), except pursuant to Sections 14, 15(b), 18 or 19 hereof (or as otherwise set forth in any written agreement with respect to the purchase and sale of Employee Shares between the Company and such Participant), in each case pursuant to the terms and limitations set forth therein.

(b) Certain Permitted Transfers. The restrictions contained in this Section 15 will not apply with respect to transfers of Employee Shares (i) pursuant to applicable laws of descent and distribution or (ii) among a Participant’s Family Group; provided that the restrictions contained in this Section 15 will continue to be applicable to the Employee Shares after any such transfer and the transferees of such Employee Shares shall agree in writing to be bound by the provisions of this Plan and any separate written agreement between the Company and such Participant with respect to such Employee Shares. “Family Group” means a Participant’s spouse and descendants (whether or not adopted) and any trust solely for the benefit of such Participant and/or such Participant’s spouse and/or such Participant’s descendants (by birth or adoption), parents or dependents, any charitable trust the grantor of which is such Participant and/or a member of such Participant’s Family Group, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Participant and/or a member of such Participant’s Family Group. Any transferee of Employee Shares pursuant to a transfer in accordance with the provisions of this Section 15(b) is herein referred to as a “Permitted Transferee.” Upon the transfer of Employee Shares pursuant to this Section 15(b), the transferring Participant will deliver a written notice (the “Transfer Notice”) to the Company. The Transfer Notice will disclose in reasonable detail the identity of the Permitted Transferee(s).

(c) Termination of Restrictions. The rights and restrictions on the transfer of Employee Shares set forth in this Section 15 will continue with respect to each Employee Share until the occurrence of a Termination Event.

16. Additional Restrictions on Transfer.

(a) The certificates representing the Employee Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN THE COMPANY’S 2003 SHARE PURCHASE AND OPTION PLAN AND A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF SUCH SECURITIES, COPIES OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b) No holder of Employee Shares may sell, transfer or dispose of any Employee Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such transfer.

(c) No holder of Employee Shares will effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any Employee Shares or of any other equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s securities, except as part of such underwritten public offering. The restrictions on transfer set forth in this Section 16(c) shall continue with respect to each Employee Share and each other security, option or right described in the preceding sentence until the date on which such security has been transferred pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k)) adopted under the Securities Act.

17. Definition of Employee Shares. For all purposes of this Plan, Employee Shares will continue to be Employee Shares in the hands of any holder other than such Participant (except for the Company, the Investors or purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction (other than a Rule 144(k) transaction occurring prior to the time of a closing of an IPO)), and each such other holder of Employee Shares will succeed to all rights and obligations attributable to such Participant as a holder of Employee Shares hereunder and under any separate written agreement between the Company and such Participant. Employee Shares will also include shares of the Company’s share capital issued with respect to Employee Shares by way of a share split, share dividend or other recapitalization.

18. Sale of the Company.

(a) If the holders of at least a majority of the Company’s Ordinary Shares held by the Investors (the “Requisite Holders”) approve a sale of all or substantially all (as defined under Delaware law) of the Company’s assets determined on a consolidated basis or a sale of all or substantially all of the Company’s outstanding share capital (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any Independent Third Party or group of Independent Third Parties (collectively, an “Approved Sale”), each holder of Employee Shares will vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as (i) a merger or consolidation, each holder of Employee Shares will waive any dissenter’s rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) a sale of share capital, each holder of Employee Shares will agree to sell all of his or her Employee Shares and rights to acquire Employee Shares on the terms and conditions approved by the Board and/or the Requisite Holders; provided, that the obligations of the holders of Employee Shares set forth in this Section 18 are subject to the condition that upon the consummation of the Approved Sale, each holder of Employee Shares and rights to acquire Employee Shares (on an as-if exercised basis) will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Employee Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Association as in effect immediately prior to such Approved Sale. Each holder of Employee Shares will take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company and/or the Requisite Holders.

(b) The obligations of the holders of Employee Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of the Company’s share capital will receive the same form of consideration and the same portion of the aggregate consideration that such holders of share capital would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company’s Articles of Association as in effect immediately prior to such Approved Sale, (ii) if any holder of a class of share capital is given an option as to the form and amount of consideration to be received, each holder of such class of share capital will be given the same option and (iii) each holder of then currently exercisable rights to acquire shares of a class of share capital will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of share capital.

(c) If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Employee Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 promulgated by the Securities and Exchange Commission) reasonably acceptable to the Company. If any holder of Employee Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Employee Shares declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

(d) The provisions of this Section 18 will terminate upon the closing of an IPO.

19. Public Offering. If the Board and the holders of a majority of the Company’s Ordinary Shares then outstanding approve an IPO, the holders of Employee Shares will take all necessary or desirable actions in connection with the consummation of the IPO. If the IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the share capital structure will adversely affect the marketability of the offering, each holder of Employee Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Ordinary Shares into securities that the managing underwriters, the Board and the holders of a majority of the Company’s Ordinary Shares then outstanding find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company’s Articles of Association as in effect immediately prior to the consummation of such IPO. The provisions of this Section 19 will terminate upon the consummation of a Sale of the Company.

20. Transfers in Violation of Plan. Any transfer or attempted transfer of any Employee Shares in violation of any provision of this Plan shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Employee Shares as the owner of such shares for any purpose.

21. Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Plan will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22. Remedies. Each of the Company, any Participant and the Investors will be entitled to enforce its rights under this Plan specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Plan and to exercise all other rights existing in its favor. Each Participant and the Company acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Plan and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Plan.

23. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

24. Governing Law. The Companies Law (2002 Revision) of the Cayman Islands will govern all issues concerning the rights and obligations of the Company’s shareholders arising out of its Memorandum and Articles of Association. All other issues concerning this Plan will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision of rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Massachusetts. Each of the Company and each Participant submits to the co-exclusive jurisdiction of the United States District Court and any California state court sitting in San Francisco over any lawsuit under this Plan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein. Each of the Company and each Participant waives the necessity for personal service of any and all process upon it and consents that all such service of process may be made by registered or certified mail (return receipt requested), in each case directed to such party in accordance with the notice requirements set forth in this Plan, and service so made will be deemed to be completed on the date of actual receipt. Each of the Company and each Participant consents to service of process as aforesaid. Nothing in this Plan will prohibit personal service in lieu of the service by mail contemplated herein.

25. Notices. Any notice required or permitted under this Plan or any agreement executed and delivered in connection with this Plan shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to any Participant at the address indicated in the Company’s records for such Person, and to the Company at the address below indicated:

Notices to the Company:

New Melita Topco Ltd.

6 Technology Park Drive

Westford, MA 01866

Attention: Chief Executive Officer, Chief Financial Officer and General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Plan shall be deemed to have been given when so delivered or mailed.

*    *    *    *    *